UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(646) 975-0400

(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2020, Pareteum Corporation (the “Company”) and Victor Bozzo entered into a separation agreement (the “Separation Agreement”) pursuant to which Mr. Bozzo resigned as Chief Commercial Officer of the Company, and from all other offices and positions he held with the Company or any of its subsidiaries, effective as of June 9, 2020. Pursuant to the Separation Agreement, Mr. Bozzo will receive as severance pay: (i) an amount equal to his current salary, paid over time in accordance with the Company’s normal payroll practices, for a period of four months beginning on the date of the Separation Agreement; and (ii) a continuation of Company-provided health insurance benefits during such four-month period on the same terms with respect to sharing of premium costs as apply to active employees enrolled for the same coverage. The Company also agreed to award Mr. Bozzo options to purchase up to 200,000 shares of the Company’s common stock. These stock options will be granted at the next meeting of the compensation committee of the Company’s board of directors, have an exercise price equal to the closing price of the Company’s common stock on the grant date, vest immediately upon issuance and expire three years from the date of the grant. Mr. Bozzo will forego earned and unearned bonuses and unvested stock options will lapse. The Separation Agreement also includes customary provisions regarding the release of the Company for any claims by Mr. Bozzo, nondisclosure of confidential information, non-disparagement and the return of confidential information. Following his separation, Mr. Bozzo will continue to be subject to certain restrictive covenants, including, non-competition and non-solicitation covenants.

The foregoing description is qualified in its entirety by the terms of the Separation Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Separation Agreement between Pareteum Corporation and Victor Bozzo, dated June 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: June 12, 2020	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer